Reg. No. 333-______

As filed with the Securities and Exchange Commission on December 14, 2001
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             LaserSight Incorporated
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                     65-0273162
          --------                                     ----------
  (State of Incorporation)                 (I.R.S. Employer Identification No.)

                      3300 University Boulevard, Suite 140
                           Winter Park, Florida 32792
                      ------------------------------------
              (Address and Zip Code of Principal Executive Offices)

     LaserSight Incorporated Amended and Restated 1996 Equity Incentive Plan
     -----------------------------------------------------------------------
                            (Full Title of the Plan)

                                Gregory L. Wilson
                             Chief Financial Officer
                      3300 University Boulevard, Suite 140
                           Winter Park, Florida 32792
                                 (407) 678-9900
                      ------------------------------------
           (Name, Address, and Telephone Number of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                     Title of Securities       Amount         Proposed Maximum     Proposed Maximum
Title of Securities         to be         Offering Price Per  Aggregate Offering      Amount of
 to be Registered      Registered (1)         Share (2)           Price (2)        Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share(3)     1,500,000 shares        $0.65              $975,000              $234.00
-----------------------------------------------------------------------------------------------------

(1) Consists of 1,500,000 additional shares of Common Stock, including the associated preferred stock purchase rights described in note 3 below ("Common Stock"), issuable pursuant to the LaserSight Incorporated Amended and Restated 1996 Equity Incentive Plan. In the event of a stock split, stock dividend, or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended ("Securities Act").

(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the Nasdaq National Market on December 12, 2001. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3) Includes the associated preferred stock purchase rights (the "Rights") to purchase one one-thousandth of a share of Series E Junior Participating Preferred Stock. The Rights initially are attached to and trade with the Common Stock of the Registrant. The value attributable to such Rights, if any, is reflected in the offering price of the Common Stock.

                                EXPLANATORY NOTE


     This Registration Statement on Form S-8 registers an aggregate of 1,500,000 additional shares of Common Stock of LaserSight Incorporated issuable pursuant to awards granted under the LaserSight Incorporated Amended and Restated 1996 Equity Incentive Plan. As permitted by General Instruction E to Form S-8, the contents of earlier Registration Statements on Form S-8 in respect of the 1996 Equity Incentive Plan, as filed with the Securities and Exchange Commission (the "Commission") on November 26, 1996 (Reg. No. 333-16823), August 31, 1998 (Reg. No. 333-62591), July 30, 1999 (Reg. No. 333-84075) and July 31, 2000 (Reg. No.
333-42662) are hereby incorporated herein by reference, except as otherwise updated or modified by this Registration Statement.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3:  Incorporation of Documents by Reference

     The following documents filed with the Commission by LaserSight Incorporated are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     (a) LaserSight's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2000 filed by LaserSight with the Commission on March 30, 2001, as amended by Form 10-K/A filed on April 18, 2001;

     (b) All other reports filed by LaserSight with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2000.

     (c) The description of LaserSight's Common Stock contained in LaserSight's Form 8-A/A (Amendment No. 6) filed with the Commission on August 10, 2001.

     All documents subsequently filed by LaserSight pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 8:  Exhibits

 Exhibit Number                  Description of Exhibit
 --------------                  ----------------------
       4.1 Certificate of Incorporation, as amended (incorporated by reference to Exhibit 1 to the Form 8-A/A (Amendment No. 6) filed by LaserSight on August 10, 2001).

       4.2 Bylaws, as amended (filed as Exhibit 3.2 to the Company's Form 8-K filed on December 20, 1999).

       4.3 Rights Agreement, dated as of July 2, 1998, between LaserSight Incorporated and American Stock Transfer & Trust Company, as Rights Agent, which includes (i) as Exhibit A thereto the form of Certificate of Designation of the Series E Junior Participating Preferred Stock, (ii) as Exhibit B thereto the form of Right certificate (separate certificates for the Rights will not be issued until after the Distribution Date) and (iii) as Exhibit C thereto the Summary of Stockholder Rights Agreement (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by LaserSight on July 8,
                   1998).

       4.4 First Amendment to Rights Agreement, dated as of March 22, 1999, between LaserSight Incorporated and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 2 to Form 8-A/A filed by LaserSight on March 29, 1999).

       4.5 Second Amendment to Rights Agreement, dated as of January 28, 2000, between LaserSight Incorporated and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 99.9 to the Form 8-K filed by the Company on February 8, 2000).

       4.6 Third Amendment to Rights Agreement, dated as of June 29, 2001, between LaserSight Incorporated and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 99.5 to the Form 8-K filed by the Company on July 18, 2001).

       5.1         Opinion of Sonnenschein Nath & Rosenthal

      23.1         Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
                   5.1)

      23.2         Consent of KPMG LLP

      24.1         Powers of Attorney (on signature page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, LaserSight certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winter Park, Florida on December 14, 2001.

                                      LASERSIGHT INCORPORATED

                                      By: /s/ Michael R. Farris
                                      ------------------------------
                                      Michael R. Farris
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Farris and Gregory L. Wilson and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

/s/ Michael R. Farris                                         December 14, 2001
-----------------------------------------------------------
Michael R. Farris, President, Chief Executive Officer and
Director

/s/ Francis E. O'Donnell, Jr., M.D.                           December 14, 2001
-----------------------------------------------------------
Francis E. O'Donnell, Jr., M.D., Chairman of the Board and
Director

/s/ Terry A. Fuller, Ph.D.                                    December 14, 2001
-----------------------------------------------------------
Terry A. Fuller, Ph.D., Director

/s/ D. Michael Litscher                                       December 14, 2001
-----------------------------------------------------------
D. Michael Litscher, Chief Operating Officer and Director

/s/ Guy W. Numann                                             December 14, 2001
-----------------------------------------------------------
Guy W. Numann, Director

/s/ David T. Pieroni                                          December 14, 2001
-----------------------------------------------------------
David T. Pieroni, Director

/s/ Gregory L. Wilson                                         December 14, 2001
-----------------------------------------------------------
Gregory L. Wilson, Chief Financial Officer (Principal
Accounting Officer)

                                INDEX TO EXHIBITS

    Exhibit
     Number             Description of Exhibit
    -------        ----------------------------------------
       5.1         Opinion of Sonnenschein Nath & Rosenthal

      23.1         Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
                   5.1)

      23.2         Consent of KPMG LLP